Exhibit 10.15

INDEPENDENT DIRECTOR AGREEMENT

INDEPENDENT DIRECTOR AGREEMENT, dated effective October __, 2021 (this “Agreement”), by and between Snow Lake Resources Ltd., a company incorporated in the Province of Manitoba, Canada (the “Company”), and [ ] (the “Director”).

RECITALS

A. The Company has proposed to raise additional capital through an initial public offering (“IPO”) of the Company’s common shares and, in connection with the IPO, the Company proposes to file with the United States Securities and Exchange Commission a registration statement on Form F-1 (the “Form F-1 Registration Statement”) relating to the registration of the IPO shares under Section 5 of the Securities Act of 1933, as amended; and

B. The Company and its shareholders have elected the Director to serve on the Company’s board of directors (the “Board”) and the Director has accepted such appointment to serve on the Board; and

C. The Director may be appointed as a member of one or more committees of the Board; and

D. The Director may also be appointed to serve as Chairperson of one or more committees of the Board.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the Director’s services to the Company as a member of the Board, as a member of such Committees of the Board to which he may be appointed from time to time and as Chairperson of one or more committees to which he may be appointed in such capacity from time to time, and intending to be legally bound hereby, the Company and the Director hereby agree as follows:

1. Appointment; Duties.

(a) Appointment. The Director has been elected to serve as a member of the Board effective as of [ ].

(b) General Duties. The Company requires that the Director be available to perform the duties of an independent director customarily related to this function and as may be required by the Company’s constituent instruments, including its Articles of Incorporation, as amended from time to time (“Articles”) and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including The Corporations Act (Manitoba). The Director agrees to devote as much time as is necessary to perform completely the duties as a Director of the Company, including duties as a member of one or more committees of the Board, to which the Director may hereafter be appointed. The Director will perform such duties described herein in accordance with the general fiduciary duty of directors and as required pursuant to applicable law, including The Corporations Act (Manitoba).

(c) Conflicts of Interest. In the event that the Director has a direct or indirect financial or personal interest in a contract or transaction to which the Company is a party, or the Director is contemplating entering into a transaction that involves use of corporate assets or competition against the Company, the Director shall promptly disclose such potential conflict to the Board and proceed as directed by the Board, and as required pursuant to applicable law, including The Corporations Act (Manitoba).

(d) Corporate Opportunities. Whenever the Director becomes aware of a business opportunity, related to the Company’s business, which one could reasonably expect the Director to make available to the Company, the Director shall promptly disclose such opportunity to the applicable Board committee and proceed as directed by such committee or the Board, as applicable, and as required pursuant to applicable law, including The Corporations Act (Manitoba).

2. Term. The term of this Agreement shall commence as of the date first above written (the “Effective Date”), which shall be the date of the Director’s appointment to the board of directors of the Company, and shall continue until the Director’s removal or resignation.

3. Compensation.

(a) Cash Compensation. Following the commencement of the term of this Agreement, for all services to be rendered by the Director in any capacity hereunder, the Company agrees to compensate the Director a fee of Twenty Four Thousand Dollars ($24,000.00) per year in cash (the “Annual Fee”), which Annual Fee shall be paid to the Director in monthly equal installments of Two Thousand Dollars ($2,000.00), at the discretion of the Board, no later than the fifth business day of each applicable payment period commencing in the first month following the Effective Date. The Director shall be responsible for his or her own individual income tax payment on the Annual Fee in jurisdictions where the Director resides.

(b) Equity Compensation. Upon execution of this agreement, the Director shall be entitled to receive certain stock options to purchase the Company’s common shares in such amounts as determine by the Board and its compensation committee from time to time, and pursuant to the terms of the Company’s stock option plan, as may be amended or replaced from time to time.

In the event that the Director serves less than a full year on the Board, the Company shall only be obligated to pay the pro rata portion of such Annual Fee to the Director for his or her services performed during such year.

4. Independence. The Director acknowledges that his or her appointment hereunder is contingent upon the Board’s determination that he or she is “independent” with respect to the Company, in accordance with the listing requirements of the Nasdaq Stock Market, and that he or she shall resign as a Director upon written notice from the nomination and governance committee of the Company that he or she ceases to qualify as an independent director pursuant to the listing requirements of the Nasdaq Stock Market.

5. Expenses. The Company shall reimburse the Director for pre-approved reasonable business related expenses incurred in good faith in connection with the performance of the Director’s duties for the Company. Such reimbursement shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred, which shall be accompanied by sufficient documentation to support the expenditures.

6. Other Agreements.

(a) Confidential Information and Insider Trading. The Company and the Director each acknowledge that, in order for the intentions and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to, business methods, information systems, financial data and strategic plans which are unique assets of the Company (as further defined below, the “Confidential Information”) and that the communication of such Confidential Information to third parties could irreparably injure the Company and its business. Accordingly, the Director agrees that, during his or her association with the Company and thereafter, he or she will treat and safeguard as confidential and secret all Confidential Information received by him at any time and that, without the prior written consent of the Company, he will not disclose or reveal any of the Confidential Information to any third party whatsoever or use the same in any manner except in connection with the business of the Company and in any event in no way harmful to or competitive with the Company or its business. For purposes of this Agreement, “Confidential Information” includes any information not generally known to the public or recognized as confidential according to standard industry practice, any trade secrets, know-how, development, manufacturing, marketing and distribution plans and information, inventions, formulas, methods or processes, whether or not patented or patentable, pricing policies and records of the Company (and such other information normally understood to be confidential or otherwise designated as such in writing by the Company), all of which the Director expressly acknowledges and agrees shall be confidential and proprietary information belonging to the Company. Upon termination of his or her association with the Company, the Director shall return to the Company all documents and papers relating to the Company, including any Confidential Information, together with any copies thereof, or certify that he or she has destroyed all such documents and papers. Furthermore, the Director recognizes that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. The Director agrees that the Director owes the Company and such third parties, both during the term of the Director’s association with the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to, except as is consistent with the Company’s agreement with the third party, disclose it to any person or entity or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by an officer of the Company. In addition, the Director acknowledges and agrees that the Director may have access to “material non-public information” for purposes of the federal securities laws (“Insider Information”) and that the Director will abide by all securities laws relating to the handling of and acting upon such Insider Information.

(b) Disparaging Statements. At all times during and after the period in which the Director is a member of the Board and at all times thereafter, the Director shall not either verbally, in writing, electronically or otherwise: (i) make any derogatory or disparaging statements about the Company, any of its affiliates, any of their respective officers, directors, shareholders, employees and agents, or any of the Company’s current or past customers or employees, or (ii) make any public statement or perform or do any other act prejudicial or injurious to the reputation or goodwill of the Company or any of its affiliates or otherwise interfere with the business of the Company or any of its affiliates; provided, however, that nothing in this paragraph shall preclude the Director from complying with all obligations imposed by law or legal compulsion, and provided, further, however, that nothing in this paragraph shall be deemed applicable to any testimony given by the Director in any legal or administrative proceedings.

(c) Enforcement. The Director acknowledges and agrees that the covenants contained herein are reasonable, that valid consideration has been and will be received and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto. The Director recognizes that the provisions of this Section 6 are vitally important to the continuing welfare of the Company and its affiliates and that any violation of this Section 6 could result in irreparable harm to the Company and its affiliates for which money damages would constitute a totally inadequate remedy. Accordingly, in the event of any such violation by the Director, the Company and its affiliates, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to obtain an injunction or other equitable relief restraining any action by the Director in violation of this Section 6 without posting any bond therefore or demonstrating actual damages, and the Director will not claim as a defense thereto that the Company has an adequate remedy at law or require the posting of a bond. If any of the restrictions or activities contained in this Section 6 shall for any reason be held by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the extent compatible with the applicable law; it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights. The Director acknowledges that injunctive relief may be granted immediately upon the commencement of any such action without notice to the Director and in addition Company may recover monetary damages.

(d) Separate Agreement. The parties hereto further agree that the provisions of Section 6 are separate from and independent of the remainder of this Agreement and that Section 6 is specifically enforceable by the Company notwithstanding any claim made by the Director against the Company. The terms of this Section 6 shall survive termination of this Agreement.

7. Market Stand-Off Agreement. In the event of a public or private offering of the Company’s securities and upon request of the Company, the underwriters or placement agents placing the offering of the Company’s securities, the Director agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company Director may own, other than those included in the registration, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such placement agent or underwriter.

8. Termination. Subject to applicable law, including The Corporations Act (Manitoba), with or without cause, the Company and the Director may each terminate this Agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the shareholder(s) of the Company from removing the Director with immediate effect at any time for any reason, nor shall it cause the removal of the Director as a director of the Company except in accordance with and pursuant to applicable law, including The Corporations Act (Manitoba).

9. Indemnification. The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the laws of the Province of Manitoba and the laws of Canada, and as provided by, or granted pursuant to, the Articles of the Company, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of shareholders or disinterested directors or otherwise, both as to action in the Director’s official capacity and as to action in another capacity while holding such office. The Company and the Director are executing an indemnification agreement in the form attached hereto as Exhibit A.

10. Effect Of Waiver. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

11. Notice. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto or, if to the Company, to the Company’s address as specified in filings made by the Company with the U.S. Securities and Exchange Commission.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Manitoba and the laws of Canada applicable therein and the parties hereby attorn to the jurisdiction of the courts of the Province of Manitoba.

13. Assignment. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

14. Miscellaneous. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Independent Director Agreement to be duly executed and signed as of the day and year first above written.

SNOW LAKE RESOURCES LTD.		DIRECTOR

By:		By:
Name:	Philip Gross	Name:
Title:	Chief Executive Officer

EXHIBIT A

Indemnity Agreement

(See Attached)